UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2024

OWLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 11, 2024, Owlet, Inc., a Delaware corporation (the “Company”) entered into new debt arrangements and commenced the refinancing of its existing line of credit and term loan agreements with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”). In connection with these transactions, on September 11, 2024 the Company used existing cash to repay and extinguish all borrowings outstanding under the line of credit and term loan agreements with SVB and initiated a draw down of $7.5 million under the WTI Loan Facility (as defined below), which amount is expected to be funded shortly subject to satisfaction of the applicable funding conditions. The new debt arrangements and related agreements are summarized below.
Credit Agreement

On September 11, 2024 (the “Effective Date”), Owlet, Inc., a Delaware corporation (the “Company” or “Guarantor”), and Owlet Baby Care, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“OBCI” or the “Borrower”), entered into a Credit and Security Agreement (the “Credit Agreement”) with the financial institutions party thereto from time to time as lenders (collectively the “Lenders”) and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
The Credit Agreement provides for an asset-based revolving credit facility (the “Revolving Facility”) in a maximum principal amount of up to $15,000,000, which amount shall increase to $20,000,000 on the first anniversary of the Effective Date (the “Revolving Commitment”). Loans and other obligations of the Borrower bear interest at a rate per annum equal to the 1-month Secured Overnight Financing Rate (subject to a floor of 3.50%) plus a margin, which varies between 7.50% and 8.50% depending on the Borrower’s EBITDA; provided that the interest rate shall not exceed the maximum rate permitted under applicable law.
The Revolving Facility matures on the third anniversary of the Effective Date (the “Maturity Date”). If for any reason the Credit Agreement is terminated or all outstanding loans and other obligations are paid in full and the Revolving Facility is terminated before the Maturity Date, the Borrower will be obligated to pay a prepayment fee equal to a percentage of the then-current Revolving Commitment, which percentage decreases on each anniversary of the Effective Date.
The Credit Agreement contains representations, warranties, covenants and events of default customary for agreements of this type, including customary covenants that, among other things, restrict or limit, subject to certain exceptions, the ability of the Company and its subsidiaries to: incur certain liens; incur or guarantee additional indebtedness; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments, including loans to other parties; make certain capital expenditures; enter into certain transactions with affiliates; enter into certain leases and other material business agreements; merge, dissolve, liquidate or consolidate; make certain amendments to its organizational documents; change lines of business; and transfer or sell assets. Furthermore, the Credit Agreement requires the Borrower to also observe certain financial covenants, including (i) a covenant to maintain at least $4,000,000 of liquidity at all times, and (ii) during periods when a default or event of default has occurred and is continuing or when liquidity is less than $9,000,000, a covenant to achieve certain minimum EBITDA thresholds specified in the Credit Agreement.
The Credit Agreement also contains customary events of default, including cross-defaults to certain other material agreements of the Borrower and/or the Company. If an event of default has occurred and is continuing, the Administrative Agent and the Lenders have the right to, among other remedies, accelerate repayment of all outstanding loans and other obligations of the Borrower, demand payment from the Company under its guaranty, foreclose on collateral security given to the Administrative Agent, and pursue all other remedies available to a secured creditor under applicable law.
The Borrower’s obligations under the Credit Agreement are: (i) fully and unconditionally guaranteed by the Company; and (ii) secured by a security interest in substantially all personal property assets of the Company and the

Borrower, including a pledge of the outstanding capital stock of the Borrower given by the Company. In addition, pursuant to a letter agreement with the Administrative Agent (the “Letter Agreement”), we granted the parties to the Credit Agreement certain rights to participate in certain future offerings.
The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the Credit Agreement and the Letter Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.
WTI Loan Facility
On the Effective Date, the Company and OBCI (together with the Company, the “Loan Parties”), entered into the Loan and Security Agreement with WTI Fund X, Inc., a Maryland corporation (“WTI Fund X”), WTI Fund XI, Inc., a Maryland corporation (“WTI FUND XI”, and together with WTI Fund X, each, a “Term Lender” and collectively, the “Term Lenders”) for a term loan facility of up to $15 million (as supplemented by the Supplement to the Loan and Security Agreement, dated as of the Effective Date, the “WTI Loan Facility”). The WTI Loan Facility consists of two tranches: (i) a first tranche of $10 million, which is available at closing and through September 30, 2024, with $2.5 million of the first tranche availability extendable until December 31, 2024, and (ii) a second tranche of $5 million, which is available upon achievement of (a) at least $48.6 million in revenue for the period commencing October 1, 2024 and ending June 30, 2025 (the “Second Tranche Condition Period”), (b) total cash burn during the Second Tranche Condition Period not to exceed $600,000 for such period, (c) receipt by the Company of at least $6 million of net proceeds from an equity financing during a period commencing on the Effective Date and ending on the second tranche borrowing date, and (d) Term Lenders shall have reviewed the Loan Parties’ then-current, board-approved operating and financing plan to their satisfaction.
Interest on the outstanding principal amount of any borrowing under the WTI Loan Facility shall accrue at a per annum rate equal to the sum of Prime Rate (as defined under the WTI Loan Facility) plus 3.50%, with a floor of 12.00%, and such interest is payable (x) monthly in arrears, or (y) on any prepayment date. Commencing on November 1, 2025, and continuing on the first day of each month thereafter, Borrower shall pay each Term Lender the principal plus interest in arrears. Additionally, loans under the WTI Loan Facility shall accrue 2.5% in payment-in-kind interest (“PIK Interest”) compounded monthly, and PIK Interest payments will be due and payable during the amortization period.
For any prepayment of the outstanding loans under the WTI Loan Facility, which may be paid in whole but not in part, the Loan Parties shall pay an amount equal to (i) the accrued and unpaid interest on the outstanding loans (including any accrued PIK Interest), (ii) the outstanding principal balance, and (iii) an amount equal to the total amount of all scheduled but unpaid payments of interest (including any PIK Interest) that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the loan payment schedules; provided, that if the Company’s fully diluted market capitalization of the Company’s Class A common stock (“common stock”) is greater than or equal to $250 million for ten (10) consecutive Trading Days (as defined in the WTI Loan Facility), then so long as such prepayment is made within 60 days thereafter, the Company may apply a discount of 30% with respect to the total amount of all scheduled but unpaid interest (but excluding any PIK Interest, which will not be discounted).
The WTI Loan Facility contains representations, warranties, covenants and events of default customary for agreements of this type, including customary covenants that restrict the Loan Parties’ ability to, among other things, dispose of certain assets, entity control or business locations, undergo a merger, consolidation or certain other transactions, incur additional indebtedness, encumber certain Loan Party property and assets, declare dividends or make certain distributions, engage in any material transactions with any affiliate of any Loan Party, make or permit any payment on certain subordinated debt, and comply with governmental and regulatory authorities, laws and regulations. The WTI Loan Facility also contains certain customary events of default. Immediately upon and during the continuance of an event of default (as defined in the WTI Loan Facility) that is not cured or waived as provided in the WTI Loan Facility, in addition to other remedies that may be available to Term Lenders, outstanding obligations may be accelerated by Bank and shall bear interest at an annual default rate of five percent (5.0%) above the otherwise applicable rate.

The obligations under the WTI Loan Facility are secured by substantially all of the Loan Parties’ assets, with certain exceptions as set forth in the WTI Loan Facility.
The foregoing summary of the WTI Loan Facility does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the WTI Loan Facility, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
WTI Stock Issuance Agreement
As partial consideration for the availability and funding of the WTI Loan Facility, the Company, WTI Fund X, LLC, a Delaware limited liability company (“Fund X”) and WTI Fund XI, LLC, a Delaware limited liability company (“Fund XI”, and together with Fund X, the “WTI Funds”) entered into a Stock Issuance Agreement (the “WTI Stock Issuance Agreement”), dated as of the Effective Date. Pursuant to the WTI Stock Issuance Agreement, the Company issued to the WTI Funds an aggregate of 750,000 shares of common stock on the Effective Date, of which 375,000 shares of common stock are subject to vesting upon the funding of a certain term loan facility pursuant to the WTI Loan Facility. In connection with the issuance of such shares, we agreed to use its commercially reasonable efforts to file, and have declared effective, a registration statement to register such shares, subject to certain conditions set forth in the WTI Stock Issuance Agreement
Pursuant to the WTI Stock Issuance Agreement, the Company granted the WTI Funds an option (the “Put Option”) to sell all or any portion of the shares issued pursuant to the WTI Stock Issuance Agreement that are vested and held by the WTI Funds at the time of exercise of the Put Option to the Company for a price of $8.40 per share. The Put Option may be exercised, with respect to any amount that is equal to or less than the entire balance of such shares, at any time during the period commencing on the first trading day following the fifth anniversary of the Effective Date and continuing through the date which is ten (10) years after the Effective Date, subject to certain acceleration provisions set forth in the WTI Stock Issuance Agreement. The Company has also granted the WTI Funds an option (the “Exchange Option”) to exchange all or any portion of the shares issued pursuant to the WTI Stock Issuance Agreement that are vested and held by the WTI Funds at the time of exercise of the Exchange Option for shares of capital stock in any successor entity under certain circumstances, subject to certain conditions set forth in the WTI Stock Issuance Agreement, as well as certain rights to participate in certain future offerings.
The foregoing summary of the WTI Stock Issuance Agreement does not purport to be complete and is subject to and qualified in its entirety by references to the terms of the WTI Stock Issuance Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement and the Loan Agreement is incorporated herein by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the WTI Stock Issuance Agreement and the issuance of the shares is incorporated herein by reference into this Item 3.02. The shares were issued to the WTI Funds, each an accredited investor, as partial consideration for the availability and funding of the WTI Loan Facility. The issuance was conducted in a private placement that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation D. The issuance did not involve a public offering nor any general solicitation or general advertising. The shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1*
Credit and Security Agreement, by and among Owlet, Inc., Owlet Baby Care, Inc., the financial institutions party thereto from time to time as lenders, and ABL OPCO LLC, in its capacity as administrative agent for the Lenders, dated as of September 11, 2024.

10.2	Letter Agreement, by and among ABL OPCO LLC, Owlet, Inc. and Owlet Baby Care, Inc., dated as of September 11, 2024.
10.3*	Loan and Security Agreement, by and among Owlet, Inc., Owlet Baby Care, Inc., WTI Fund X, Inc., and WTI Fund XI, Inc., dated as of September 11, 2024.
10.4	Stock Issuance Agreement, by and among Owlet, Inc., WTI Fund X, LLC and WTI Fund XI, LLC, dated as of September 11, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).
___________
*     The Company has omitted schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWLET, INC.

Date: September 11, 2024	/s/ Amanda Crawford
Amanda Crawford
Chief Financial Officer